EXHIBIT 10.2

SHARE TRANSFER AGREEMENT

DATED OCTOBER 01, 2004

TRAVELOCITY HOLDINGS GMBH

RM 2422 VERMÖGENSVERWALTUNGS GMBH
RENAMED: TRAVELOCITY SABRE GMBH

Allen & Overy LLP

Frankfurt

THIS AGREEMENT is made in Hamburg on October 01, 2004

BETWEEN

(1)                                  Travelocity Holdings GmbH (TEU) having its corporate seat in Munich, Germany, registered with the commercial register of the local court of Munich under HRB 141917; and

(2)                                  RM 2422 Vermögensverwaltungs GmbH, renamed, Travelocity Sabre GmbH (NewCo) having its corporate seat in Munich, Germany, registered with the commercial register of the local court of Munich under HRB 152122,

TEU and NewCo are hereinafter also referred to as Party and together as the Parties.

WHEREAS:

(A)                              TEU is a wholly owned subsidiary of Kommanditgesellschaft TRAVEL OVERLAND Flugreisen GmbH & Co, Munich, registered with the commercial register of the local court in Munich under HRA 70203 (TEU Partnership).

(B)                                TEU holds 100% of the shares in the following companies:

•                  RM 2422 Vermögensverwaltungs GmbH, renamed, Travelocity Sabre GmbH (NewCo);

•                  Travelocity.co.uk Ltd., a company incorporated in England with registration number 03007698, and with its registered address at Western House, Cambridge Road, Stanstead, Essex, CM2 4 8BZ (Travelocity UK);

•                  Resfeber Sverige AB, a company incorporated in Sweden with company register number 556551-8957 and with its registered address at Kungsgatan 38, 3 tr 111 35 Stockholm (Travelocity Scandinavia);

•                  Usit Connections SAS, a company incorporated in France and registered with the Nice Commercial Court under the number 702 054 974 (1984 B 00632) with its registered address at 455 Promenade des Anglais — Immeuble Arénice, 06299 Nice Cedex 03 (Usit Connections); and

•                  Travelocity France SAS, a company incorporated in France with registration number 441 687 928 RCS Paris, and with registered address at 77 rue La Boëtie, 75008 Paris (Travelocity France).

(C)                                On August 20, 2004 Otto (GmbH & Co KG) (OTTO), Travelocity.com LP (TVLY), Otto Freizeit und Touristik GmbH, Hamburg (OFT) and TEU, amongst others, entered into the master agreement (deed no. 1285/2004 of the notary Dr. Axel Pfeifer, Hamburg) (the Master Agreement).

(D)                               Under the Master Agreement, the parties to such agreement agreed on a restructuring of the joint venture activities of OFT, OTTO and TVLY conducted under the joint venture agreement between OFT, TVLY and OTTO dated 7 September 2001 (Deed No. 1703/2001 of the notary Dr. Axel Pfeifer, Hamburg).

(E)                                 As part of the restructuring process, TEU acquired 100% of the shares in NewCo. Subsequently, TEU, in its position as sole shareholder of NewCo, passed a shareholder’s resolution of NewCo according to which TEU would have to contribute its shareholdings in Travelocity UK, Travelocity Scandinavia, Usit Connections and Travelocity France at fair market value (Teilwert) into the capital reserves of NewCo.

(F)                                 In order to implement the above shareholder’s resolution and in accordance with clause 4.3(b) of the Master Agreement, TEU and NewCo wish to agree on the transfer of TEU’s shares in Travelocity UK, Travelocity Scandinavia, Usit Connections and Travelocity France to NewCo.

NOW IT IS HEREBY AGREED as follows:

1.                                      INTERPRETATION

1.1                                 The terms defined in the following definitions shall have the meaning ascribed to them wherever used in this Agreement unless otherwise defined in the respective Clause.

Affiliate means any corporation, partnership or other legal entity in which one of the Parties owns, directly or indirectly, an interest that provides it with more than 50 % of the ownership voting rights.

Agreement means this Share Transfer Agreement.

Clause means a clause of this Agreement.

Exhibit means any annex, appendix, exhibit or schedule to this Agreement.

France Shares means all shares (being 26,000) in Usit Connections and all shares (being 63,700) in Travelocity France.

Scandinavian Shares means all shares in Travelocity Scandinavia.

Signing Date means the date of this Agreement.

UK Shares means issued share capital of GBP 14,766,000 divided into 240,000 ordinary shares of £1 each and 14,526,000 redeemable preference shares of £1 each in Travelocity UK.

1.2                                 Unless this Agreement provides for separate definitions for the singular and the plural (e.g. Company/Companies), the singular shall include the plural and vice versa and words denoting a person shall include, unless otherwise stated, that person’s legal successors or assignees.

1.3                                 The headings in this Agreement are for convenience only and do not affect its interpretation.

1.3                                 Any Exhibit to this Agreement shall take effect as if set out in this Agreement and references to this Agreement shall include its Exhibits.

2.                                      TRANSFER OF SHARES

2.1                               Transfer of Shares in Travelocity UK

(a)                                  TEU hereby transfers the UK Shares to NewCo and NewCo hereby accepts such transfer. The UK Shares are transferred with all rights and entitlements relating thereto.

(b)                                 TEU shall procure:

(i)                                     the delivery to Newco of duly executed transfers of the UK Shares in favour of Newco or as it may direct;

(ii)                                  the delivery to Newco of share certificate(s) representing the UK Shares (or an express indemnity in a form satisfactory to Newco in the case of any found to be missing); and

that a board meeting is held at Travelocity UK where it shall be resolved that the transfers referred to in subclause 2.1(b)(i) are approved for registration.

(c)                                  The Parties hereby certify that this in a voluntary disposition inter vivos for no consideration in money or money’s worth nor any consideration referred to in s57 Stamp Act 1891 (consideration in satisfaction of a debt) and is therefore exempt under Category ‘L’ Stamp Duty (Exempt Instruments) Regulations SI 1987/516.

2.2                               Transfer of Shares in Travelocity Scandinavia

(a)                                  TEU hereby transfers the Scandinavian Shares to NewCo and NewCo hereby accepts such transfer. The Scandinavian Shares are transferred with all rights and entitlements relating thereto.

(b)                                 TEU hereby agrees to

(i)                                     deliver to NewCo the share certificates representing all the shares in Travelocity Scandinavia duly endorsed in blank (or to NewCo), together with all and any pertaining dividend coupons, issue certificates and other coupons and certificates; and

(ii)                                  procure that NewCo is duly entered into the share ledger of the Travelocity Scandinavia as holder of the Shares.

2.3                               Transfer of Shares in Usit Connections and Travelocity France

TEU hereby and under the two ordres de mouvement attached hereto as Exhibit 2.3 (a) and Exhibit 2.3. (b) transfers the France Shares to NewCo and NewCo hereby and under said ordres de mouvement accepts such transfer. The France Shares are transferred with all rights and entitlements relating thereto.

2.4                               Transfer at fair market value (Teilwert)

In accordance with the shareholder’s resolution of NewCo mentioned in the recitals under (E), the transfers will be performed on the basis of the fair market value (Teilwert) of the shares of Euro 53,140,000 (in words: fifty-three million one hundred forty thousand Euros). All shares will be contributed to the capital reserves of NewCo.

3.                                      CONFIDENTIALITY

The contents of this Agreement, its existence and all matters relating to this Agreement as well as the negotiations relating to this Agreement shall be held confidential, and each Party agrees not to divulge any such information to any person without the prior written approval of the other Parties, such approval not to be unreasonably withheld or delayed. Either party may, without such approval, announce or disclose such matters or information if required to do so by law or the rules of any relevant stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the Party making the announcement or disclosure is subject, provided always that the Party making such announcement or disclosure shall consult with the other Parties in advance as to the form, contents and timing of such announcement or disclosure.

4.                                      MISCELLANEOUS

4.1                               Costs/Expenses

Clause 11 of the Master Agreement shall apply mutatis mutandis.

4.2                               Governing Law and Dispute Resolution

This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the Federal Republic of Germany except that (i) the share transfer under Clause 2.1 shall be governed by UK law; (ii) the share transfer under Clause 2.2 shall be governed by Swedish law; and (iii) the share transfers under Clause 2.3 shall be governed by French law. The competent court of Frankfurt/Main shall have exclusive jurisdiction.

4.3                               Waiver

None of the terms of this Agreement shall be deemed to have been waived by either Party, unless such waiver is in writing and signed by that Party. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any further breach of the provision so waived. No extension of time for the performance of any obligation or act hereunder shall be deemed to be an extension of time for the performance of any other obligation or act.

4.4                               Amendments and Modifications

This Agreement may not be modified, amended or changed in any respect except in writing, unless notarisation is required. The same shall apply to any waiver of the need to comply with this Clause 4.4.

4.5                               Assignment

Neither Party may assign or charge any of its rights under this Agreement without the prior written consent of the other Parties always provided that the Parties may assign its rights under this Agreement to an Affiliate without such consent.

4.6                               Severability

Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become wholly or partially unenforceable or invalid under any applicable law, such provision shall be ineffective only to the extent of such unenforceability or invalidity, and the remaining provisions of this Agreement shall continue to be binding and in full force and effect. The same shall apply if it should transpire that this Agreement contains an omission. Instead of the invalid or unenforceable provision the Parties shall agree on an appropriate provision which comes as close as legally possible to what the Parties were trying to achieve with the invalid or unenforceable provision (or, as the case may be, the invalid or unenforceable part thereof). In the event that an omission needs to be rectified, a provision shall be agreed upon which in view of the purpose and intent of this Agreement comes as close as possible to what the Parties would have agreed if they had been aware of the omission at the time that this Agreement was concluded.